Schedule 1

Transactions in Securities of the Issuer in the Last 60 Days

Nature of Transaction	Amount of Securities (Sold)	Price per Security ($)	Date of Sale

325 Capital LLC

Sale of Common Stock	(803)	54.2557	12/15/2025
Sale of Common Stock	(32,737)	52.0538 (1)	12/16/2025
Sale of Common Stock	(41,516)	52.8019(2)	12/16/2025
Sale of Common Stock	(46,050)	50.7984(3)	12/17/2025
Sale of Common Stock	(10,586)	52.2593(4)	12/17/2025
Sale of Common Stock	(9,476)	52.6065(5)	12/17/2025
Sale of Common Stock	(129,500)	52.5905(6)	12/18/2025
Sale of Common Stock	(3,700)	52.2855(7)	12/19/2025
Sale of Common Stock	(8,026)	53.6033(8)	12/19/2025
Sale of Common Stock	(120,126)	54.6909(9)	12/19/2025
Sale of Common Stock	(81,390)	55.8468(10)	12/22/2025
Sale of Common Stock	(551)	56.2934(11)	12/22/2025
Sale of Common Stock	(74,747)	55.5283(12)	12/23/2025
Sale of Common Stock	(7,767)	56.0033(13)	12/23/2025
Sale of Common Stock	(26,659)	55.3415(14)	12/24/2025
Sale of Common Stock	(7,925)	55.2131(15)	12/26/2025
Sale of Common Stock	(22,000)	55.7162(16)	12/26/2025
Sale of Common Stock	(23,368)	55.1489(17)	12/29/2025
Sale of Common Stock	(334)	55.7125(18)	12/29/2025
Sale of Common Stock	(25,832)	54.8477(19)	12/30/2025
Sale of Common Stock	(21,968)	55.4887(20)	12/30/2025
Sale of Common Stock	(49,100)	54.4411(21)	12/31/2025
Sale of Common Stock	(36,970)	54.9217(22)	01/02/2026
Sale of Common Stock	(33,030)	55.3794(23)	01/02/2026

(1)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $52.0538. The range of sale prices on the transaction date was $51.3500 to $52.3500 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(2)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $52.8019. The range of sale prices on the transaction date was $52.3600 to $53.1500 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(3)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $50.7984. The range of sale prices on the transaction date was $50.4300 to $51.4300 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(4)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $52.2593. The range of sale prices on the transaction date was $51.4800 to $52.4800 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(5)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $52.6065. The range of sale prices on the transaction date was $52.4900 to $52.7000 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(6)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $52.5905. The range of sale prices on the transaction date was $52.0000 to $52.7750 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(7)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $52.2855. The range of sale prices on the transaction date was $52.0000 to $52.6850 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(8)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $53.6033. The range of sale prices on the transaction date was $53.0500 to $54.0000 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(9)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $54.6909. The range of sale prices on the transaction date was $54.0600 to $54.9500 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(10)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $55.8438. The range of sale prices on the transaction date was $55.2800 to $56.2450 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(11)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $56.2934. The range of sale prices on the transaction date was $56.2900 to $56.3248 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(12)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $55.5283. The range of sale prices on the transaction date was $54.9600 to $55.9600 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(13)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $56.0033. The range of sale prices on the transaction date was $55.9650 to $56.0600 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(14)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $55.3415. The range of sale prices on the transaction date was $55.0200 to $55.7600 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(15)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $55.2131. The range of sale prices on the transaction date was $54.4400 to $55.4100 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(16)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $55.7162. The range of sale prices on the transaction date was $55.4650 to $56.0000 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(17)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $55.1489. The range of sale prices on the transaction date was $54.6100 to $55.5000 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(18)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $55.7125. The range of sale prices on the transaction date was $55.6950 to $55.7200 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(19)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $54.8477. The range of sale prices on the transaction date was $54.3300 to $55.3000 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(20)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $55.4887. The range of sale prices on the transaction date was $55.4000 to $55.5600 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(21)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $54.4411. The range of sale prices on the transaction date was $54.0600 to $54.8450 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(22)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $54.9217. The range of sale prices on the transaction date was $54.0600 to $55.0600 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.

(23)       The Shares were sold by the Reporting Person in open market transactions on the transaction date, with a volume weighted average sale price of $55.3794. The range of sale prices on the transaction date was $55.0700 to $55.6350 per share. The Reporting Person undertakes to provide, upon request by the SEC staff, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each price.